                                                                    Exhibit 1(Q)
                                                                    ------------

                            CERTIFICATE OF CORRECTION

                                       to

                              ARTICLES OF AMENDMENT

                                       of

                      SUNAMERICA STYLE SELECT SERIES, INC.
                            (a Maryland corporation)

     SUNAMERICA STYLE SELECT SERIES, INC., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: Articles of Amendment, dated September 3, 2002 of the Corporation were filed with the Department on September 5, 2002 and said Articles of Amendment require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

     SECOND: (A) Article SECOND of the Articles of Amendment (amending Article SIXTH of the Charter of the Corporation) as previously filed and to be corrected hereby reads as follows:

          FIRST: Article SIXTH of the Charter of the Corporation is hereby amended in its entirety as follows:

               "SIXTH: The total number of shares of stock of all classes and series which the Corporation has authority to issue is two billion (2,000,000,000) shares of capital stock (par value $.0001 per share), amounting in aggregate par value to two hundred thousand dollars ($200,000). All of the authorized shares of capital stock of the Corporation are initially classified as "Common Stock," which one hundred twenty-five million (125,000,000) shares are further designated the "Focused Multi-Cap Growth Portfolio" formerly named "Multi-Cap Growth Portfolio," one hundred million (100,000,000) shares are further designated the "Mid-Cap-Growth Portfolio," one hundred million (100,000,000) shares are further designed the "SunAmerica Value Fund" formerly named "Multi-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused International Equity Portfolio," formerly named "Focused International Portfolio," one hundred million (100,000,000) shares are further designated the "Focused 2000 Value Portfolio" formerly named the "Small-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Large-

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          Cap Growth Portfolio," one hundred million (100,000,000)
          shares are further designated the "Focused Large-Cap Value Portfolio" formerly named the "Large-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Technology Portfolio" formerly named the "Focused TechNet Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "Focused 2000 Growth Portfolio" formerly named the "Small-Cap Growth Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "Focused Growth and Income Portfolio" formerly named "Large-Cap Blend Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Large-Cap Growth Portfolio" formerly named "Focused Growth Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "Focused Multi-Cap Value Portfolio" formerly named the "Focused Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Equity Portfolio", one hundred million (100,000,000) shares are further designated the "Focused Balanced Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Multi-Asset Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Income Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Income and Growth Portfolio," and one hundred million (100,000,000) shares are further designated the "Value Portfolio." The Focused Multi-Cap Growth Portfolio, Focused Large-Cap Value Portfolio, SunAmerica Value Fund, Focused 2000 Value Portfolio, Focused Large-Cap Growth Portfolio, Focused Technology Portfolio, Focused Growth and Income Portfolio, Focused International Equity Portfolio, Focused Large-Cap Growth Portfolio, Focused Multi-Cap Value Portfolio, Focused 2000 Growth Portfolio, Focused Equity Portfolio, Focused Balanced Portfolio, Focused Multi-Asset Portfolio, Focused Income Portfolio, and Focused Income and Growth Portfolio shall each have four classes of shares, designated Class A, Class B, Class II and Class Z, consisting, until further changed, of twenty-five million (25,000,000) Class A shares, twenty-five million (25,000,000) Class B shares, twenty-five million (25,000,000) Class II shares, and twenty-five million (25,000,000) Class Z shares. The Focused Growth and Income Portfolio and Focused Multi-Cap Growth Portfolio also shall each have Class X shares, consisting of twenty-five million (25,000,000) shares each. The Focused 2000 Growth Portfolio and Focused Multi-Cap Value Portfolio also shall each have Class I shares, consisting of twenty-five million (25,000,000) shares each. The Board of Directors may classify and reclassify

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          any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock."

     (B) Article SECOND of the Articles of Amendment (amending Article SIXTH of the Charter of the Corporation) as corrected hereby shall read as follows:

          FIRST: Article SIXTH of the Charter of the Corporation is hereby amended in its entirety as follows:

               "SIXTH: The total number of shares of stock of all classes and series which the Corporation has authority to issue is two billion (2,000,000,000) shares of capital stock (par value $.0001 per share), amounting in aggregate par value to two hundred thousand dollars ($200,000). All of the authorized shares of capital stock of the Corporation are initially classified as "Common Stock," of which one hundred twenty-five million (125,000,000) shares are further designated the "Focused Multi-Cap Growth Portfolio" formerly named "Multi-Cap Growth Portfolio," one hundred million (100,000,000) shares are further designated the "Mid-Cap-Growth Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "SunAmerica Value Fund" formerly named "Multi-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused International Equity Portfolio" formerly named "Focused International Portfolio," one hundred million (100,000,000) shares are further designated the "Focused 2000 Value Portfolio" formerly named the "Small-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Large-Cap Growth Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Large-Cap Value Portfolio" formerly named the "Large-Cap Value Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Technology Portfolio" formerly named the "Focused TechNet Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "Focused 2000 Growth Portfolio" formerly named the "Small-Cap Growth Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "Focused Growth and Income Portfolio" formerly named "Large-Cap Blend Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Large-Cap Growth Portfolio" formerly named "Focused Growth Portfolio," one hundred twenty-five million (125,000,000) shares are further designated the "Focused Multi-

                                      - 3 -

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          Cap Value Portfolio" formerly named the "Focused Value
          Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Equity Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Balanced Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Multi-Asset Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Income Portfolio," one hundred million (100,000,000) shares are further designated the "Focused Income and Growth Portfolio," and one hundred million (100,000,000) shares are further designated the "Value Portfolio." The Focused Multi-Cap Growth Portfolio, Focused Large-Cap Value Portfolio, SunAmerica Value Fund, Focused 2000 Value Portfolio, Focused Large-Cap Growth Portfolio, Focused Technology Portfolio, Focused Growth and Income Portfolio, Focused International Equity Portfolio, Focused Large-Cap Growth Portfolio, Focused Multi-Cap Value Portfolio, Focused 2000 Growth Portfolio, Focused Equity Portfolio, Focused Balanced Portfolio, Focused Multi-Asset Portfolio, Focused Income Portfolio, and Focused Income and Growth Portfolio shall each have four classes of shares, designated Class A, Class B, Class II and Class Z, consisting, until further changed, of twenty-five million (25,000,000) Class A shares, twenty-five million (25,000,000) Class B shares, twenty-five million (25,000,000) Class II shares, and twenty-five million (25,000,000) Class Z shares. The Focused Growth and Income Portfolio and Focused Multi-Cap Growth Portfolio also shall each have Class X shares, consisting of twenty-five million (25,000,000) shares each. The SunAmerica Value Fund, Focused 2000 Growth Portfolio and Focused Multi-Cap Value Portfolio also shall each have Class I shares, consisting of twenty-five million (25,000,000) shares each. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock."

     (C) The inaccuracies or defects in Article SECOND of the Articles of Amendment (amending Article SIXTH of the Charter of the Corporation) as previously filed were (i) typographical errors in spelling and punctuation and
(ii) an error in transcription or other error resulting in the omission of Class I shares for the SunAmerica Value Fund.

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     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 5/th/ day of September, 2003.

WITNESS:                                SUNAMERICA STYLE SELECT SERIES, INC.


                                        By:
--------------------------------------     -------------------------------------
Joseph P. Kelly                               Robert M. Zakem
Assistant Secretary                           President

     THE UNDERSIGNED, President of SUNAMERICA STYLE SELECT SERIES, INC., who executed on behalf of said Corporation the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        ----------------------------------------
                                              Robert M. Zakem
                                              President

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